UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(August 31, 2023)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2023, Sanmina Corporation (the “Company”) entered into a Receivables Purchase Agreement (the “Truist Receivables Purchase Agreement”), by and among the Company, Sanmina-SCI Systems Singapore Pte. Ltd., Sanmina-SCI Systems (Malaysia) Sdn. Bhd. and any other seller from time to time party thereto (collectively, the “Sellers”), the Company, as guarantor, Truist Bank (“Truist”) and each other buyer from time to time party thereto (collectively, the “Buyers”), and Truist, as administrative agent.

Under the terms of the Truist Receivables Purchase Agreement, the Sellers will sell to the Buyers receivables on a revolving basis. The Company will service and administer the subject receivables for the Buyers and will guarantee the obligations of subsidiary Sellers under the Truist Receivables Purchase Agreement.

The Sellers will be paid a discounted purchase price for each receivable sold under the Truist Receivables Purchase Agreement. The discount rate used to determine the purchase price for the subject receivables is based upon an annual interest rate equal to the forward-looking term rate based on the secured overnight financing rate plus a margin applicable to the specified obligor. The maximum outstanding balance of receivables under the Truist Receivables Purchase Agreement is $450 million at any one point. The Sellers are not required to offer to sell any receivables and the Buyers are not committed to purchase any receivables offered by the Sellers.

The Buyers or the Sellers may terminate the Truist Receivables Purchase Agreement for convenience at any time by thirty (30) days’ prior written notice to the other parties, and Truist, as administrative agent, may terminate the Truist Receivables Purchase Agreement for convenience at any time by ninety (90) days’ prior written notice to the other parties.

The description of the Truist Receivables Purchase Agreement contained herein is qualified in its entirety by reference to the text of the Truist Receivables Purchase Agreement, which the Company will file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending September 30, 2023.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Under the Receivables Purchase Agreement, dated as of March 26, 2018 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “MUFG Receivables Purchase Agreement”), by and among the Company, the sellers and buyers from time to time party thereto, and MUFG Bank, Ltd., as administrative agent, the buyers or the sellers thereto may terminate the MUFG Receivables Purchase Agreement for convenience at any time by thirty (30) days’ prior written notice to the other parties. On August 23, 2023, the Company provided to such buyers prior written notice of termination. Accordingly, the MUFG Receivables Purchase Agreement will terminate on September 22, 2023.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President and Chief Financial Officer

Date: September 5, 2023

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